QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32j

Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code

        I, Thomas M. O'Flynn, Chief Financial Officer of Public Service Enterprise Group Incorporated, to the best of my knowledge, certify that (i) the Amended Annual Report of Public Service Enterprise Group Incorporated on Form 10-K/A Amendment No. 1 for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Enterprise Group Incorporated.

/s/ THOMAS M. O'FLYNN Thomas M. O'Flynn Public Service Enterprise Group Incorporated Chief Financial Officer April 28, 2005

QuickLinks

  EXHIBIT 32j
Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code